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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement, relating to $400,000,000 of Adjustable Conversion-Rate Equity Securities, of Western Atlas Inc. on Form S-3 of our report dated February 18, 1998 (March 9, 1998 with respect to Note N) appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Houston, Texas
March 11, 1998